Exhibit 99.1 Press Release Dated May 19, 2004

FOR IMMEDIATE RELEASE

Contact:Mark C. Layton Senior Partner and Chief Executive Officer or Thomas J. Madden Senior Partner and Chief Financial Officer (972) 881-2900	Preston F. Kirk, APR Michael A. Burns & Associates (830) 693-4447 kirk@281.com

PFSweb Addresses Analysts, Investors at AeA Micro Cap Conference

CEO, CFO discuss company’s progress, growth strategy and outsourcing trends

MONTEREY, CALIF. (May 19, 2004) – Top executives of PFSweb, Inc. (NASDAQ: PFSW) of Plano, Texas, addressed the sixth annual AeA Micro Cap Financial Conference in Monterey, Calif., Tuesday. More than 300 analysts and investors attended the three-day event.

Management of the global provider of integrated business process outsourcing solutions (BPO) discussed leading edge technology, strategic mission, outsourcing trends and recent developments. PFSweb, known as “the brand behind the brand,” supports both B2B and B2C initiatives on behalf of Fortune 1000 and global brand name clients in a wide array of industries.

The conference sponsored by The American Electronics Assn. (AeA), the nation’s largest high tech trade association, attracted 120 micro cap technology firms from 17 states and the District of Columbia. Each publicly traded company has a market cap or revenues of up to $200 million.

Mark Layton, senior partner and chief executive officer of PFSweb, and Tom Madden, senior partner and chief financial officer, expressed “excitement about our business outlook,” noting the company’s “progress toward reaching its goal of sustainable profitability through our ongoing revenue growth and cost control initiatives.”

They recounted recent new and expanded business wins – CHiA’SSO, IBM Printing Systems, Xerox, a major telecom firm, a new government client and a high tech manufacturer. They also noted:

•	Record revenues for the second consecutive quarter of $75.5 million, with solid results from both its business segments — service fee and Supplies Distributors;

•	A strong sales pipeline of about $30 million in annual service fee revenues;

•	PFSweb’s recent introduction of its GlobalMerchant CommerceWareTM 2.0 Software Suite, enabling companies to quickly and easily implement a cost-effective e-commerce presence;

•	Sustained cash levels, on a consolidated basis, of $16.2 million as of the quarter-ending March 31;

•	Renewal of PFSweb’s senior debt facilities with IBM Credit LLC, IBM Belgium Financial Services, Congress Financial Corporation (Southwest), and Fortis Commercial Finance N.V.

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“We continue to make prudent, but significant, investments in our future, through enhancements and feature additions to our technology and logistics systems and investments in our personnel,” Madden told attendees.

Layton reiterated recent pronouncements and conference call comments: “While the March quarter is our seasonally lowest in service fee revenues due to the seasonal nature of our largest service fee client, the June quarter has historically been our seasonally highest for the same reason and should be generally in line with the prior year. We believe our new business activity is showing positive signs of sustained improvement, but will still be several quarters before we begin to realize all of the current benefits from the new revenue due to the required contracting and implementation periods.”

PFSweb serves a broad range of firms, from technology manufacturers to direct marketers. Clients include Avaya Communications (NYSE: AV), Dupont Fluoroproducts, Hewlett-Packard (NYSE: HPQ), iGo/Mobility Electronics (NASDAQ: MOBE), International Business Machines (NYSE: IBM), Lancôme, a cosmetics division of L’Oreal International (ADR: LORLY), Nokia (NYSE: NOK), Pfizer, Inc. (NYSE: PFE), Roots, Inc., Shell Energy Services Company, Smithsonian Institution and Xerox (NYSE: XRX).

About PFSweb, Inc.

     When the world’s brand names need proven, fast and secure business infrastructure to enable traditional and e-commerce strategies, they choose PFSweb for comprehensive outsourcing solutions. The PFSweb team of experts designs diverse solutions for clients around a flexible core business infrastructure. PFSweb provides solutions that include: professional consulting services, order management, web-enabled customer contact centers, customer relationship management, international distribution services, kitting and assembly services, managed web hosting and site design, billing and collection services and ERP information interfacing utilizing the Entente Suite (SM).

To find out more about PFSweb, Inc. (NASDAQ: PFSW), visit our website at www.pfsweb.com. This release can be found at the company Web site — www.pfsweb.com — which is not a part of this release. PFSweb is a registered trademark. Entente Suite is a service mark of PFSweb. All rights reserved.

PFSweb is a registered trademark. GlobalMerchant CommerceWareTM is a registered trademark of PFSweb, Inc. IBM is a registered trademark of International Business Machines Corp. All rights reserved.

The matters discussed in this news release, particularly information regarding future revenue, earnings, business plans and goals, consist of forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to and involve risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. Such statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are both subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially. The Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking information contained herein is subject to the risk factors and uncertainties described in the Company’s filings with the Securities and Exchange Commission, which risk factors and uncertainties are incorporated by this reference as though fully set forth herein.